UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/3A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 27, 2012

PAY MOBILE INC.
(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7695 S.W. 104th Street, Suite 210 Miami, FL 33156
(Address of principal executive offices)

(305) 663-7140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01   Completion or Acquisition or Disposition of Assets

On June 11, 2012 the Company entered into a Rescission Agreement whereby the Company rescinded the previous Agreement for the exchange of common stock dated March 24, 2001 with Pay Mobile, Inc., a Delaware corporation (“PMD”).  That transaction was fully reported in the Company’s 8-K’s dated March 30, 2011 and a copy of that previous Agreement was attached as an exhibit to the Company’s 8-K reporting the rescission which was filed with the SEC on June 12, 2012.  All the shareholders who executed the previous Agreement were parties to the Rescission Agreement and agreed to the cancellation of their shares in the Company in exchange for the shares which were previously issued  in the Company.   As a result all of the shareholders of PMD ceased to be shareholders of the Company and received their shares back in PMD.  Also as part of the rescission, an additional 5,550,000 shares of common stock which were issued to private investors who contributed funds for shares of the Company after it acquired PMD were also cancelled.  These investors received shares in PMD. The reason for this cancellation was the monies invested by these investors had been transferred  to the Company’s subsidiary and with the rescission of the Agreement, it was determined that those investors would get shares in PMD and not retain shares of the Company since their investment would remain in the subsidiary and not the Company.  As a result of this transaction, the Company reverted  back to the pre-acquisition status and is now a shell.  Also in conjunction therewith the Company re-issued the previously cancelled 50,000,000 shares of common stock which were owned by previous management but were assigned to Irma Colón-Alonso.  These shares were issued in consideration of a $15,000 contribution to the capital of the Company.  As a result of this, the Company’s business and financial condition is virtually the same as before the Company acquired PMD and has reverted back to being a development stage company

The Company’s prior Board of Directors decision to rescind the prior transaction was based upon several factors. One of the primary reasons was that most all of its business was in Canada, and that it intended to expand its Canadian business, and as such it did not make economic sense to continue to be listed publicly in the United States. Furthermore, given the economic environment in the United States and the expense of complying with  U.S. regulations, the Company did not believe that it could raise sufficient new capital necessary to expand its business.

Item 9.01   Exhibits

99.1  Pro Forma Financials Company

Filed herewith are pro forma financial statements of the Company for the period ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pay Mobile, Inc.
(Registrant)

By:	/s/ Irma Colón-Alonso
Irma Colón-Alonso, President

Dated: October 5, 2012